Item 77Q(1)(g)
Touchstone Funds Group Trust

The following document is included as an exhibit in the Registrant's Form N-14 filed with the SEC on July 25, 2017, (SEC
Accession No. 0001398344-17-008853) and is incorporated by reference herein:

Agreement and Plan of Reorganization, with respect to the Sentinel Group Funds Inc. and the Touchstone Funds Group Trust as specified below.

Target Funds
            Acquiring Funds

Sentinel Government Securities Fund
            Touchstone Active Bond Fund

Sentinel Total Return Bond Fund
            Touchstone Active Bond Fund

Sentinel Low Duration Bond Fund
            Touchstone Ultra Short Duration Fixed Income Fund